EXHIBIT 99.5.2
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                                                       Moody's Investors Service

                                                                99 Church Street
                                                              New York, NY 10007


                                                              November 19, 2003


MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

               RE:   Empire State Municipal Exempt
                     Trust, Guaranteed Series 174

To Whom It May Concern:

Moody's Investors Service has assigned the rating of Aaa (MBIA Insurance Corp.) to each of the bonds insured by MBIA Insurance Corporation, comprising Empire State Municipal Exempt Trust, Guaranteed Series 174. The rating is based upon an insurance policy provided by MBIA Insurance Corporation. The rating applies to each bond only while it is held in such trust.

Please send us a final Prospectus when available. Should you have any questions regarding the above, please do not hesitate to contact the assigned analyst, Margaret Kessler, at (212) 553-7884.

                                        Sincerely yours,

                                        /s/ Laura Levenstein
                                        --------------------
                                        Laura Levenstein
                                        Vice President &
                                        Managing Director